UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2005

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey,           07016

(Address of Principal Executive Offices)                 (Zip Code)

(908) 272-8000

(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On January 12, 2005, Mack-Cali Realty, L.P. (the “Company”), the operating partnership of Mack-Cali Realty Corporation (the "General Partner"), priced an offering of $150 million of senior unsecured notes (the “Notes”). The Notes mature on January 15, 2015 and bear interest at 5.125%, with interest payable semiannually on January 15 and July 15 of each year outstanding, beginning July 15, 2005.  The Company estimates that it will receive net proceeds of approximately $148.1 million from the sale of the Notes which are intended to be used to reduce outstanding borrowings under its $600 million unsecured revolving credit facility and for general corporate purposes.  The Company may redeem the Notes at any time upon payment of a make-whole amount.  The closing of the offering is expected to occur on January 25, 2005.

In connection with the offering of the Notes, the Company and the General Partner entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and Wachovia Capital Markets Inc. for themselves and as representatives of the underwriters named on Schedule A thereto (the “Underwriters”).  The material terms of the Underwriting Agreement provide for the sale of the Notes to the Underwriters on the terms set forth in the preceding paragraph and include certain representations, warranties and covenants, conditions to closing and other obligations of the Company, the General Partner and the Underwriters that are customary in an underwritten public offering.

Affiliates of certain of the Underwriters of this offering are lenders on the Company’s $600 million unsecured revolving credit facility.  In addition, Vincent Tese, a member of the board of directors of Mack-Cali Realty Corporation, currently serves as a member of the board of directors of The Bear Stearns Companies Inc., an affiliate of one of the Underwriters.

In connection with the foregoing, the Company hereby files the following documents:

Item 9.01                                             Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement dated January 12, 2005, by and among Mack-Cali Realty, L.P., Mack-Cali Realty Corporation and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and Wachovia Capital Markets Inc. for themselves and as representatives of the underwriters named on Schedule A thereto.

99.1	Press release of Mack-Cali Realty Corporation dated January 13, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: January 14, 2005	By:	/s/ BARRY LEFKOWITZ
Barry Lefkowitz
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement dated January 12, 2005, by and among Mack-Cali Realty, L.P., Mack-Cali Realty Corporation and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and Wachovia Capital Markets Inc. for themselves and as representatives of the underwriters named on Schedule A thereto.

99.1	Press release of Mack-Cali Realty Corporation dated January 13, 2005.

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